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                                                               EXHIBIT 10.25

                            UGLY DUCKLING CORPORATION

                          1996 DIRECTOR INCENTIVE PLAN

                 ARTICLE 1. ESTABLISHMENT, PURPOSE, AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. Ugly Duckling Corporation, a Delaware corporation, hereby establishes the "Ugly Duckling Corporation 1996 Director Incentive Plan" (the "Plan") for the benefit of its Nonemployee Directors. The Plan sets forth the terms of grants of Restricted Stock to Nonemployee Directors, and such grants are subject to the terms in this Plan.

         1.2 PURPOSE OF THE PLAN. The purpose of the Plan is to encourage ownership in the Company by Nonemployee Directors, and to strengthen the ability of the Company to attract and retain the services of experienced and knowledgeable individuals as Nonemployee Directors of the Company and to provide those individuals with a further incentive to work for the best interests of the Company and its shareholders.

         1.3 DURATION OF THE PLAN. Upon approval by the Board of Directors of the Company, and conditioned upon prior approval of the Plan by the shareholders of the Company, the Plan is effective as of the date of the Company's initial public offering of its Shares (the "Effective Date"). The Plan shall remain in effect until all Shares subject to it shall have been earned according to the Plan's provisions, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 8 or Section 9.4.

                     ARTICLE 2. DEFINITIONS AND CONSTRUCTION

         2.1 DEFINITIONS. For purposes of the Plan, the following terms will have the meanings set forth below:

                  (a) "Award" means a grant of Restricted Stock under the Plan.

                  (b) "Board" or "Board of Directors" means the Board of Directors of the Company, and includes any committee of the Board of Directors designated by the Board to administer this Plan.

                  (c) "Change of Control" means and includes each of the following:

                           (1) there shall be consummated any consolidation or
                  merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Shares immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger;
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                           (2) there shall be consummated any sale, lease,
                  exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 40% of the assets or earning power of the Company and its subsidiaries (taken as a whole), other than pursuant to a sale-leaseback, structured finance or other form of financing transaction;

                           (3) the shareholders of the Company shall approve any
                  plan or proposal for liquidation or dissolution of the Company;

                           (4) any person (as such term is used in Section 13(d)
                  and 14(d)(2) of the Exchange Act), other than any current shareholder of the Company or affiliate thereof or any employee benefit plan of the Company or any subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 20% or more of the Company's outstanding Stock; or

                           (5) during any period of two consecutive years,
                  individuals who at the beginning of such period constituted a majority of the Board of Directors shall fail to constitute a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (e) "Committee" means the committee appointed by the Board to administer the Plan.

                  (f) "Company" means Ugly Duckling Corporation, a Delaware corporation, or any successor as provided in Section 9.3.

                  (g) "Director" means any individual who is a Director of the Company.

                  (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor provision.

                  (i) "Fair Market Value" means the closing price for Shares on the relevant date as reported on the NASDAQ National Market System (or any national securities exchange on which the Shares are then listed), or (if there were no sales on such date) the closing price on the next preceding date for which a closing price was reported.


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                  (j) "Grant Date" means, with respect to Initial Grants of
         Restricted Stock under Section 6.1, the date of the Company's initial public offering of its Shares. Grant Date means, with respect to Subsequent Grants of Restricted Stock under Section 6.2, the date on which an individual first becomes a member of the Board.

                  (k) "Nonemployee Director" means any individual who is a Director of the Company, but who is not otherwise a common-law employee of the Company.

                  (l) "Participant" means a Nonemployee Director of the Company who has been granted an Award under the Plan.

                  (m) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in
         Article 6.

                  (n) "Restricted Stock" means an Award granted to a Nonemployee Director pursuant to Article 6.

                  (o) "Shares" means the shares of common stock of the Company.

         2.2 GENDER AND NUMBER. Except as indicated by the context, any masculine term also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

         2.3 SEVERABILITY. If any provision of the Plan is determined to be invalid for any reason, the remaining portion of the Plan shall be construed and enforced as if the invalid provision had not been included.

                            ARTICLE 3. ADMINISTRATION

         3.1 THE COMMITTEE. The Plan will be administered by the Committee, subject to the restrictions set forth in the Plan.

         3.2 ADMINISTRATION BY THE COMMITTEE. The Committee has the full power, discretion, and authority to interpret and administer the Plan in a manner that is consistent with the Plan's provisions. However, the Committee does not have the power to (i) determine Plan eligibility, or to determine the number, the price, the vesting period, or the timing of Awards to be made under the Plan to any Participant, or (ii) take any action that would result in the Awards not being treated as "formula awards" within the meaning of Rule 16b-3(c)(ii) of the Exchange Act or any successor provision thereto, so long as Rule 166-3 of the Exchange Act provides such restrictions.

         3.3 DECISIONS BINDING. The Committee's determinations and decisions under the Plan, and all related orders or resolutions of the Board shall be final, conclusive, and


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binding on all persons, including the Company, its stockholders, employees,
Participants, and their estates and beneficiaries.

                      ARTICLE 4. SHARES SUBJECT TO THE PLAN

         4.1 NUMBER OF SHARES. The total number of Shares available for grant under the Plan may not exceed 50,000, subject to adjustment as provided in
Section 4.2.

         4.2 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, the number and/or type of Shares subject to any outstanding Award will be automatically adjusted so that the proportionate interests of the Participants will be maintained as before the occurrence of such event. Any adjustment pursuant to this Section 4.2 will be conclusive and binding for all purposes of the Plan.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         5.1 ELIGIBILITY. Persons eligible to participate in the Plan are limited to Nonemployee Directors.

         5.2 ACTUAL PARTICIPATION. All eligible Nonemployee Directors will receive grants of Restricted Stock pursuant to Article 6.

                       ARTICLE 6. RESTRICTED STOCK GRANTS

         6.1 INITIAL GRANT OF RESTRICTED STOCK. Each individual who is a Nonemployee Director on the Grant Date shall be granted that number of Shares of Restricted Stock equal to the number derived by dividing 30,000 by the initial public offering price per Share on the Grant Date.

         6.2 SUBSEQUENT GRANTS OF RESTRICTED STOCK. Each individual who, after the Effective Date, first becomes a Nonemployee Director shall be granted that number of Shares of Restricted Stock equal to the number derived by dividing 30,000 by the Fair Market Value per Share on the Grant Date.

         6.3 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement that will not include any terms or conditions that are inconsistent with the terms and conditions of the Plan.

         6.4 NONTRANSFERABILITY OF RESTRICTED STOCK. The Shares of Restricted Stock granted may not be sold, transferred, pledged, assigned, or otherwise alienated until the end of the applicable Period of Restriction.

         6.5 PERIOD OF RESTRICTION. Restricted Stock granted at each Grant Date shall be deemed a separate grant. The Period of Restriction for each grant of Shares of Restricted


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Stock under this Article 6 shall expire on the date the Restricted Stock grant vests in accordance with the schedule below.

===============================================================================
           PERCENTAGE OF SHARES                        DATE RESTRICTED STOCK
             IN GRANT BECOME                                GRANT VESTS
               UNRESTRICTED
- -------------------------------------------------------------------------------
                First 34%                            First anniversary of the
                                                            Grant Date
- -------------------------------------------------------------------------------
                Second 33%                           Second anniversary of the
                                                            Grant Date
- -------------------------------------------------------------------------------
                Third 33%                            Third anniversary of the
                                                            Grant Date
===============================================================================


         6.6 CERTIFICATE LEGEND. Any certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

                  "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Ugly Duckling Corporation 1996 Director Incentive Plan, and the corresponding Restricted Stock Agreement. A copy of the Plan and the Restricted Stock Agreement may be obtained from the Secretary of Ugly Duckling Corporation."

         6.7 REMOVAL OF RESTRICTIONS. Except as otherwise provided in the Plan, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Director after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Director shall be entitled to have the legend required by Section 6.6 removed from his or her Share certificate. All rights with respect to the Restricted Stock granted to a Director under the Plan shall be available during his or her lifetime only to such Director.

         6.8 VOTING RIGHTS. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder shall have voting rights with respect to those Shares.

         6.9 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Directors holding Shares of Restricted Stock granted hereunder shall be entitled to receive any dividend or other distribution paid with respect to those Shares while they are so held.

         6.10 TERMINATION OF SERVICE ON BOARD. If a Participant's service on the Board terminates for any reason before the end of a Period of Restriction with respect to any


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grant of Restricted Stock, the Restricted Stock that is subject to a Period of
Restriction shall be forfeited (and will be again available for grant under the Plan).

                          ARTICLE 7. CHANGE IN CONTROL

         In the event of a Change in Control of the Company, all Awards granted under the Plan that are still outstanding and are subject to restrictions, shall become immediately free of any restrictions, as of the first date that the definition of Change in Control has been fulfilled.

               ARTICLE 8. AMENDMENT, MODIFICATION, AND TERMINATION

         8.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms set forth in this Section 8.1, the Committee may terminate, amend, or modify the Plan at any time; provided, however, that shareholder approval is required for any Plan amendment that would materially increase the benefits to Participants or the number of securities that may be issued, or materially modify the eligibility requirements in the Plan. Further, Plan provisions relating to the amount, price, and timing of securities to be awarded under the Plan may not be amended more than once every six (6) months.

         8.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment, or modification of the Plan shall in any manner adversely affect any Award previously granted under the Plan, without the written consent of the Participant holding the Award.

                            ARTICLE 9. MISCELLANEOUS

         9.1 INDEMNIFICATION. Each individual who is or was a member of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to assume and defend the same before he or she undertakes to defend it on his or her own behalf.

         The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         9.2 BENEFICIARY DESIGNATION. Each Participant under the Plan may name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in the event of his or her death. Each designation will revoke all prior designations by the same


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Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

         9.3 SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

         9.4 REQUIREMENTS OF LAW. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of the Plan, the Committee may, at its sole discretion, terminate, amend, or modify the Plan in any way necessary to comply with applicable requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission as interpreted pursuant to no-action letters and interpretive releases.

         9.5 GOVERNING LAW. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Arizona.


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